UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2014

The Hillshire Brands Company

(Exact name of registrant as specified in charter)

Maryland	1-3344	36-2089049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 South Jefferson Street, Chicago, Illinois 60607

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On February 25, 2014, The Hillshire Brands Company (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm and approved the engagement of Deloitte & Touche LLP (“D&T”) as the Company’s new independent registered public accounting firm for the year ending June 28, 2014. The Audit Committee of the Board of Directors (the “Audit Committee”) of the Company approved such dismissal and engagement.

The Company has been a party to a services agreement with Booz & Company (“Booz”) since 2008 and Booz is currently assisting the Company with financial systems implementation and cost savings initiatives. The Company and PwC have evaluated the independence considerations associated with the Booz services agreement and determined that PwC would not be independent following consummation of a pending transaction involving PwC and Booz, which was announced in October 2013.

PwC’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended June 29, 2013 and June 30, 2012 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 29, 2013 and June 30, 2012, and the subsequent interim period through February 25, 2014, there were (i) no “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference to the subject matter of the disagreements in its report on the financial statements for such years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that a material weakness in the Company’s internal control over financial reporting existed as of June 30, 2012 related to an ineffective control environment maintained by management in its Brazil operations. The Company concluded that the material weakness was remediated as of September 29, 2012.

The Company provided PwC with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PwC’s letter dated March 3, 2014 is attached as Exhibit 16 hereto.

(b) During the fiscal years ended June 29, 2013 and June 30, 2012, and the subsequent interim period through February 25, 2014, neither the Company nor anyone on its behalf has consulted with D&T regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) and the related instructions of Regulation S-K, or (iii) any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Unrelated to the matters described above in Item 4.01 of this Current Report on Form 8-K, on March 3, 2014, William J. Kelley, Jr. resigned effective March 21, 2014 from his position as the Company’s Senior Vice President, Corporate Controller and Chief Accounting Officer to accept a position at another company.

(c) Until a replacement is named, on an interim basis, Maria Henry, the Company’s Executive Vice President, Chief Financial Officer, will serve as the Company’s principal accounting officer, and Melissa Napier, the Company’s Treasurer & Senior Vice President, Investor Relations, will assume the responsibilities of the controllership function.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16	Letter of PricewaterhouseCoopers LLP dated March 3, 2014

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2014

The Hillshire Brands Company

(Registrant)

By:	/s/ Kent B. Magill
Executive Vice President, General Counsel and Corporate Secretary

INDEX

Exhibit

16	Letter of PricewaterhouseCoopers LLP dated March 3, 2014